Exhibit 99.1
Bath & Body Works Reports Fourth Quarter and Full-Year 2023 Results and Provides 2024 Outlook

Fourth Quarter and Full-Year Net Sales and Earnings Per Share Exceed Guidance
Board of Directors Authorizes New Share Repurchase Program

COLUMBUS, Ohio – Feb. 29, 2024 - Bath & Body Works, Inc. (NYSE: BBWI) today reported fourth quarter and full-year 2023 results.

Gina Boswell, CEO of Bath & Body Works, commented, “The team delivered fourth quarter net sales and earnings that exceeded the high end of our expectations. Underpinning these results was strong execution during the holiday season. Customers responded to innovation and newness as we delivered a seamless omnichannel shopping experience and drove continued enrollment in our loyalty program. Additionally, we continued to advance our operational efficiency initiatives. Looking ahead, we remain focused on further improving the customer experience and building on our strong foundation to drive long-term profitable growth.”

Bath & Body Works, Inc. today also announced that the Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to $500 million of the Company’s outstanding shares of common stock.

Fourth Quarter 2023 Results

The company reported net sales of $2.912 billion for the 14-week fourth quarter ended Feb. 3, 2024, an increase of 0.8% compared to net sales of $2.889 billion for the 13-week fourth quarter ended January 28, 2023. The extra week in 2023 represented approximately $80 million in net sales.

The company reported earnings from continuing operations per diluted share of $2.55 for the fourth quarter of 2023, compared to $1.86 for the same period of the prior year. The extra week in 2023 represented approximately $0.05 of earnings per diluted share. Fourth quarter operating income was $696 million compared to $653 million last year, and net income from continuing operations was $579 million compared to $428 million last year.

Reported fourth quarter 2023 results include a $112 million tax benefit related to the partial release of a valuation allowance on a foreign deferred tax asset, an $8 million pre-tax impairment charge ($6 million net of tax of $2 million) related to an equity method investment and a $6 million pre-tax gain ($5 million net of tax of $1 million) associated with the early extinguishment of debt, resulting from the open market repurchase and retirement of $111 million principal amount of the company’s senior notes during the fourth quarter.

Excluding these significant items, adjusted fourth quarter 2023 earnings from continuing operations per diluted share was $2.06 and adjusted net income from continuing operations was $469 million.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the significant items.

Full-Year 2023 Results

Net sales decreased 1.7% to $7.429 billion for the 53-week fiscal year ended Feb. 3, 2024, compared to $7.560 billion for the 52-week fiscal year ended Jan. 28, 2023.

The company reported earnings from continuing operations per diluted share of $3.84 for the year, compared to $3.40 in 2022. Full-year operating income was $1.285 billion compared to $1.376 billion last year, and net income from continuing operations was $878 million compared to $794 million last year.

Reported full-year 2023 results include a $112 million tax benefit related to the partial release of a valuation allowance on a foreign deferred tax asset, $34 million of pre-tax gains ($26 million net of tax of $8 million) associated with the early extinguishment of debt and an $8 million pre-tax impairment charge ($6 million net of tax of $2 million) related to an equity method investment.

Excluding these significant items, adjusted full-year 2023 earnings from continuing operations per diluted share was $3.27, and adjusted net income from continuing operations was $747 million.

2024 Outlook

For fiscal 2024, the company is forecasting net sales to range between a decline of 3.0% to flat relative to $7.429 billion of net sales in fiscal 2023. The 53rd week in fiscal 2023 represents a headwind of approximately 100 basis points to net sales growth in fiscal 2024. Full-year 2024 earnings per diluted share is expected to be between $3.00 and $3.35, compared to $3.84 and adjusted earnings per diluted share of $3.27 in fiscal 2023. The company’s full-year outlook includes the anticipated impact of approximately $300 million of cash deployed towards share repurchases.

The company expects first quarter 2024 net sales to decline 4.5% to 2.0% compared to $1.396 billion in 2023. First quarter earnings per diluted share is expected to be between $0.28 and $0.33, compared to $0.35 and adjusted earnings per diluted share of $0.33 in the first quarter of 2023. The company’s first quarter outlook includes the anticipated impact of approximately $75 million of cash deployed towards share repurchases.

The company’s first quarter and full-year outlook excludes the impact of any future debt repurchase activity.

Earnings Call and Additional Information

Bath & Body Works, Inc. will conduct its fourth quarter earnings call at 9:00 a.m. Eastern Standard Time on Feb. 29. To listen, call 877-407-9219 (international dial‐in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13744103 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes the information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.

ABOUT BATH & BODY WORKS

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at 1,850 company-operated Bath & Body Works locations in the U.S. and Canada and more than 480 international franchised locations to an online storefront at bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•general economic conditions, inflation and deflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•the anticipated benefits from the Victoria’s Secret & Co. spin-off may not be realized;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and other distribution-related partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, wars and other armed conflicts, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•our geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service, repurchase or refinance our debt and maintain compliance with our restrictive covenants;

•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2022 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:
Bath & Body Works, Inc.:
Investor Relations
InvestorRelations@bbw.com

Media Relations
Jamison Pack
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full-Year
	2023	2022	2023	2022
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net Sales	$2,912	$2,889	$7,429	$7,560
Costs of Goods Sold, Buying and Occupancy	(1,575)	(1,639)	(4,193)	(4,305)
Gross Profit	1,337	1,250	3,236	3,255
General, Administrative and Store Operating Expenses	(641)	(597)	(1,951)	(1,879)
Operating Income	696	653	1,285	1,376
Interest Expense	(86)	(87)	(345)	(348)
Other Income	12	10	81	17
Income from Continuing Operations Before Income Taxes	622	576	1,021	1,045
Provision for Income Taxes	43	148	143	251
Net Income from Continuing Operations	579	428	878	794
Income from Discontinued Operations, Net of Tax	—	6	—	6
Net Income	$579	$434	$878	$800

Net Income per Diluted Share
Continuing Operations	$2.55	$1.86	$3.84	$3.40
Discontinued Operations	—	0.03	—	0.03
Total Net Income Per Diluted Share	$2.55	$1.89	$3.84	$3.43

Weighted Average Diluted Shares Outstanding	227	230	229	233

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	February 3, 2024	January 28, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,084	$1,232
Accounts Receivable, Net	224	226
Inventories	710	709
Other	97	99
Total Current Assets	2,115	2,266
Property and Equipment, Net	1,220	1,193
Operating Lease Assets	1,056	1,050
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	144	37
Other Assets	135	155
Total Assets	$5,463	$5,494
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$380	$455
Accrued Expenses and Other	608	673
Current Operating Lease Liabilities	181	177
Income Taxes	120	74
Total Current Liabilities	1,289	1,379
Deferred Income Taxes	147	168
Long-term Debt	4,388	4,862
Long-term Operating Lease Liabilities	1,004	1,014
Other Long-term Liabilities	261	276
Total Equity (Deficit)	(1,626)	(2,205)
Total Liabilities and Equity (Deficit)	$5,463	$5,494

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Full-Year
	2023	2022
	(53 weeks)	(52 weeks)
Operating Activities:
Net Income	$878	$800
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	269	221
Deferred Income Taxes	(128)	17
Share-based Compensation Expense	43	38
Gain on Extinguishment of Debt	(34)	—
Impairment of Equity Method Investment	8	—
Changes in Assets and Liabilities:
Accounts Receivable	2	11
Inventories	(2)	—
Accounts Payable, Accrued Expenses and Other	(109)	44
Income Taxes Payable	34	39
Other Assets and Liabilities	(7)	(26)
Net Cash Provided by Operating Activities	$954	$1,144

Investing Activities:
Capital Expenditures	$(298)	$(328)
Other Investing Activities	12	—
Net Cash Used for Investing Activities	$(286)	$(328)

Financing Activities:
Payments for Long-term Debt	$(447)	$—
Dividends Paid	(182)	(186)
Repurchases of Common Stock	(148)	(1,312)
Payments of Finance Lease Obligations	(15)	(9)
Tax Payments related to Share-based Awards	(11)	(32)
Transfers and Payments to Victoria’s Secret & Co. related to Spin-Off	(3)	(25)
Proceeds from Stock Option Exercises	4	6
Other Financing Activities	(13)	(4)
Net Cash Used for Financing Activities	$(815)	$(1,562)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	$(1)	$(1)
Net Decrease in Cash and Cash Equivalents	(148)	(747)
Cash and Cash Equivalents, Beginning of Year	1,232	1,979
Cash and Cash Equivalents, End of Year	$1,084	$1,232

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION FROM CONTINUING OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full-Year
	2023	2022	2023	2022
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Reconciliation of Reported Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
Reported Net Income from Continuing Operations	$579	$428	$878	$794
Impairment of Equity Method Investment	8	—	8	—
Gain on Extinguishment of Debt	(6)	—	(34)	—
Tax Effect of Special Items included in Other Income	—	—	7	—
Tax Benefit from Foreign Valuation Allowance Release	(112)	—	(112)	—
Adjusted Net Income from Continuing Operations	$469	$428	$747	$794

Reconciliation of Reported Net Income from Continuing Operations Per Diluted Share to Adjusted Net Income from Continuing Operations Per Diluted Share
Reported Net Income from Continuing Operations Per Diluted Share	$2.55	$1.86	$3.84	$3.40
Impairment of Equity Method Investment	0.04	—	0.04	—
Gain on Extinguishment of Debt	(0.03)	—	(0.15)	—
Tax Effect of Special Items included in Other Income	—	—	0.03	—
Tax Benefit from Foreign Valuation Allowance Release	(0.49)	—	(0.49)	—
Adjusted Net Income from Continuing Operations Per Diluted Share	$2.06	$1.86	$3.27	$3.40

			Full-Year
			2023	2022
			(53 weeks)	(52 weeks)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net Cash Provided by Operating Activities			$954	$1,144
Capital Expenditures			(298)	(328)
Free Cash Flow			$656	$816

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information from Continuing Operations” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2023
In the fourth quarter of 2023, adjusted results exclude:
•An $8 million pre-tax impairment charge ($6 million net of tax of $2 million), included in other income, related to an equity method investment;
•A $6 million pre-tax gain ($5 million net of tax of $1 million), included in other income, associated with the early extinguishment of outstanding notes; and
•A $112 million tax benefit related to the partial release of a valuation allowance on a foreign deferred tax asset.
In the third quarter of 2023, adjusted results exclude a:
•$12 million pre-tax gain ($9 million net of tax of $3 million), included in other income, associated with the early extinguishment of outstanding notes.
In the second quarter of 2023, adjusted results exclude a:
•$9 million pre-tax gain ($7 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
In the first quarter of 2023, adjusted results exclude a:
•$7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
Fiscal 2022
There were no adjustments to results in 2022.
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
“Active members” of our loyalty program represent loyalty program members who have purchased at least once directly from the company during the preceding twelve-month period.
“Total international system-wide retail sales” means the net sales of all Bath & Body Works stores and digital channels located outside North America and owned and/or operated by the company’s franchise, license and wholesale partners. While total international system-wide retail sales are not recorded as net sales by the company, management believes the information is important in understanding the company’s financial performance because these sales are the basis on which the company calculates and records certain net sales for its International business and are indicative of the financial health of the company’s franchise, license and wholesale partners and the prospects for growth of the company’s International business.

BATH & BODY WORKS, INC.
Fourth Quarter 2023

Total Sales (In millions):

	Fourth Quarter			Full-Year
	2023	2022	% Change	2023	2022	% Change
	(14 weeks)	(13 weeks)		(53 weeks)	(52 weeks)
Stores - U.S. and Canada	$2,162	$2,078	4%	$5,507	$5,476	1%
Direct - U.S. and Canada	656	716	(8%)	1,582	1,745	(9%)
International (a)	94	95	(1%)	340	339	—%
Total Bath & Body Works	$2,912	$2,889	1%	$7,429	$7,560	(2%)
(a)        Results include royalties associated with franchised stores and wholesale sales.
Total Company-Operated Stores:

	Stores			Stores
	1/28/2023	Opened	Closed	2/3/2024
United States	1,693	93	(47)	1,739
Canada	109	2	—	111
Total Bath & Body Works	1,802	95	(47)	1,850

Total Partner-Operated Stores:

	Stores			Stores
	1/28/2023	Opened	Closed	2/3/2024
International	401	65	(12)	454
International - Travel Retail	26	5	—	31
Total International	427	70	(12)	485